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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-51239) of Kelly Services, Inc. of our report dated June 20, 2000 relating to the financial statements of Kelly Retirement Plus, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Detroit, Michigan
June 23, 2000